SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                               FORM 8-K/A
                    AMENDMENT TO APPLICATION OR REPORT
    Filed pursuant to Section 12, 13, or 15(d) of the Securities
                          Exchange Act of 1934

                         CHAMPION ENTERPRISES, INC.
             (Exact name of registrant as specified in charter)

   2701 University Drive, Suite 320, Auburn Hills, Michigan 48326
           (Address of principal executive offices)    (Zip Code)

                              AMENDMENT NO. 1

         The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated February 3, 1995 as set forth in the pages attached hereto:

Item 7.  Financial Statements and Exhibits.

         (a) Financial Statements of Businesses Acquired
         (b) Pro Forma Financial Information

         Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                          CHAMPION ENTERPRISES, INC.
                                (Registrant)

                          By /s/ A. JACQUELINE DOUT
                                 (Signature)
                             A. Jacqueline Dout
                             Executive Vice President-
                             Treasurer and Chief Financial
                             Officer

April 18, 1995

Item 7.  Financial Statements and Exhibits.

         (a)  Financial Statements of Businesses Acquired

         Filed with this Report are the following audited financial statements of Chandeleur Homes, Inc. (CHI) and Crest
Ridge Homes, Inc. (CRHI):

         (1) Audited Balance Sheets as of December 31, 1994 and 1993; and

         (2)     Audited Statements of Income, Shareholders'
                 Equity and Cash Flows for the years ended
                 December 31, 1994 and 1993.

         (b)     Pro Forma Financial Information

      Filed with this report are the following unaudited pro forma financial statements of the registrant:

         (1)     Pro Forma Consolidated Balance Sheet as of
                 December 31, 1994.

         (2) Pro Forma Consolidated Statement of Operations for the year ended December 31, 1994.

                      CHANDELEUR HOMES, INC.
                   AUDITED FINANCIAL STATEMENTS

  For The Years Ended December 30, 1994 and December 31, 1993

TABLE OF CONTENTS

                                                        Page No.


INDEPENDENT AUDITORS' REPORT  . . . . . . . . . . . . .. . . 1

FINANCIAL STATEMENTS

         Balance Sheets . . . . . . . . . . . . . . . .. . . 2

         Statements of Retained Earnings  . . . . . . . . . .3

         Statements of Income . . . . . . . . . . . . . . . .4

         Statements of Cash Flows . . . . . . . . . . . . . .5

         Notes to Financial Statements  . . . . . . . . . . .6

STEWART, COCHRAN AND WHEELER, P.C.
CERTIFIED PUBLIC ACCOUNTANTS
301 SOUTH BROAD STREET
ALBERTVILLE, ALABAMA  35950
PHONE (205) 878-6481
FAX (205) 878-7148


INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Chandeleur Homes, Inc.
Boaz, Alabama

We have audited the accompanying balance sheets of Chandeleur Homes, Inc., an Alabama Corporation as of December 30, 1994 and December 31, 1993, and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Chandeleur Homes, Inc. as of December 30, 1994 and December 31, 1993, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


/S/Stewart, Cochran and Wheeler, P.C.

March 28, 1995

CHANDELEUR HOMES, INC.
BALANCE SHEETS
December 30, 1994 and December 31, 1993

                                   1994              1993

                 ASSETS

CURRENT ASSETS
  Cash and cash equivalents    $ 5,495,384        $ 2,076,264
  Accounts receivable            1,601,740          1,083,686
  Inventories                    1,389,426            855,944
  Prepaid expenses                  71,268            104,824
                               ___________        ___________

TOTAL CURRENT ASSETS             8,557,818          4,120,718

PROPERTY, PLANT, AND EQUIPMENT,
 net                             2,550,875          2,534,166

DEPOSITS                               395                395
                               ___________        ___________

                               $11,109,088        $ 6,655,279
                               ===========        ===========

 LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable             $ 1,272,007        $   830,943
  Current portion of capitalized
   lease obligations               105,953            122,448
  Accrued expenses               6,629,934          1,223,736
                                __________        ___________

TOTAL CURRENT LIABILITIES        8,007,894          2,177,127
                                ___________        ___________
CAPITALIZED LEASE OBLIGATIONS,
 less current portion            1,126,194          1,291,745
                                ___________         __________

STOCKHOLDERS' EQUITY
  Common stock, $1 par,
   1,000 shares authorized,
   issued and outstanding            1,000              1,000
  Contributed capital              504,401            504,401
  Retained earnings              1,469,599          2,681,006
                               ___________        ___________

TOTAL STOCKHOLDERS' EQUITY       1,975,000          3,186,407
                               ___________        ___________

                               $11,109,088       $ 6,655,279
                               ===========        ===========

The accompanying notes are an integral part of these financial statements.

CHANDELEUR HOMES, INC.
STATEMENTS OF RETAINED EARNINGS
For The Years Ended December 30, 1994 and December 31, 1993

BALANCE, January 1, 1993                       $ 2,117,125

Net income                                       3,153,052

Cash Dividends ($2,589 per share)               (2,589,171)
                                                ___________

BALANCE, December 31, 1993                       2,681,006

Net income                                       6,827,083

Cash Dividends ($4,495 per share)               (4,495,586)

Dividends Declared ($3,543 per share)           (3,542,904)
                                               ___________

BALANCE, December 30, 1994                     $ 1,469,599
                                              ============

The accompanying notes are an integral part of these financial statements.

CHANDELEUR HOMES, INC.
STATEMENTS OF INCOME
For The Years Ended December 30, 1994 and December 31, 1993

                                1994                      1993

SALES, net                  $  62,190,575          $   33,440,545

COST OF GOODS SOLD             51,862,822              28,167,325
                            _____________          ______________

GROSS PROFIT                   10,327,753               5,273,220

OTHER OPERATING EXPENSES        3,636,087               2,165,787
                            _____________          ______________

NET OPERATING INCOME            6,691,666               3,107,433
                            _____________          ______________

OTHER INCOME
  Interest income                 135,417                  44,314
  Miscellaneous                      --                     1,305
                              ___________          ______________
TOTAL OTHER INCOME                135,417                  45,619
                            _____________           _____________

NET INCOME                  $   6,827,083          $    3,153,052
                            =============          ==============

The accompanying notes are an integral part of these financial statements.

CHANDELEUR HOMES, INC.
STATEMENTS OF CASH FLOWS
For The Years Ended December 30, 1994 and December 31, 1993

                             1994                     1993

CASH FLOWS FROM OPERATING ACTIVITIES

  Net income              $6,827,083               $3,153,052
  Adjustments to reconcile
   net Income to net cash
   provided by operating
   activities:
    Depreciation             153,537                  101,067
    Changes in Assets
     and Liabilities:
      Accounts receivable   (518,054)                (343,196)
      Inventories           (533,482)                (248,650)
      Prepaid expenses        33,556                  (49,760)
      Deposits                  --                        (15)
      Accounts payable       441,065                  228,555
      Accrued expense      1,863,563                  378,570
                         ____________             _____________
NET CASH PROVIDED BY
 OPERATING ACTIVITIES      8,267,268                3,219,623
                         ____________             _____________
CASH FLOWS FROM
INVESTING ACTIVITIES
  Maturity of
   certificate of
   deposit, restricted         --                     200,000
  Purchase of fixed assets  (170,246)              (1,591,165)
                         ____________             _____________

NET CASH USED BY
 INVESTING ACTIVITIES       (170,246)              (1,391,165)
                         _____________            ______________

CASH FLOWS FROM
 FINANCING ACTIVITIES
  Receipt of bond
   proceeds                    --                   1,300,000
  Repayment of
   capitalized lease
   obligations              (182,046)                (165,340)
  Payment of dividends    (4,495,856)              (2,589,171)
                         _____________            _____________

NET CASH USED BY
  FINANCING ACTIVITIES    (4,677,902)              (1,454,511)
                         _____________            _____________

NET INCREASE IN CASH       3,419,120                  373,947

CASH AND CASH EQUIVALENTS,
  Beginning of year        2,076,264                1,702,317
                         _____________            _____________

CASH AND CASH EQUIVALENTS,
  End of year             $5,495,384               $2,076,264
                         ============             =============

SUPPLEMENTAL DISCLOSURE OF CASH
  FLOWS
  Interest paid           $   91,507               $   30,719
                         ============             =============


The accompanying notes are an integral part of these financial statements.

CHANDELEUR HOMES, INC.
NOTES TO FINANCIAL STATEMENTS
December 30, 1994 and December 31, 1993

NOTE A-SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
The Company, located in Boaz, Alabama, manufactures mobile homes for sale to retailers.

Fiscal year

The Company utilizes a fiscal year that ends on the Friday closest to
December 31. Consequently, the fiscal year may have either 52 weeks or 53 weeks.

Allowance for Doubtful Accounts

The Company has made arrangements with dealers for all sales to be funded by an approved financial institution. Therefore, collection is made from a third party on all sales. Based on Company experience and these facts, no allowance for doubtful accounts is recorded.

Inventory

Inventories are valued at approximately the lower of cost or market. Completed mobile homes and mobile homes in process are valued at standard costs by individual component plus standard labor and allocated overhead. All standard costs are periodically reviewed and adjusted to actual cost. Raw materials, parts, and accessories are valued at cost.

Property, Plant, and Equipment

Property, plant and equipment are stated at cost and depreciated using the straight-line method, according to generally accepted accounting principles, for financial statement purposes. The Company uses accelerated depreciation methods for income tax purposes.

Cash and Cash Equivalents

For purpose of the statement of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less at the date of acquisition to be cash equivalents.

Warranty Service

The Company offers a one-year warranty from the time of retail sale on all homes. Warranty expense is currently accrued at approximately 2.5% of sales.

Income Taxes

The Company has elected to be treated as a Small Business Corporation under subchapter S of the Internal Revenue Code, whereby profits and losses are passed directly to the shareholders for the inclusion in their personal income tax returns. Accordingly, no liability or provision for Federal or State income taxes is included in the accompanying statements. Management has not determined the amount of provision for Federal income taxes that would have been reflected had such an election not been in effect. This election was also made for State income tax reporting.

NOTE B-ACCOUNTS RECEIVABLE

Accounts receivable consist of the following at December 30, 1994 and December 31, 1993:

                                   1994                   1993

Trade receivables            $  1,553,928            $  1,011,366
Trade receivables-related
 party (Note I)                    44,689                  70,840
Other                               3,123                   1,480
                              ____________           ____________

                              $ 1,601,740             $ 1,083,686
                              ============           ============


NOTE C-PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment consist of the following at December 30, 1994 and December 31, 1993:


                                   1994                   1993

Land                         $     74,949              $  74,949
Land improvements                 174,308                156,680
Buildings                       1,396,582              1,339,758
Machinery and equipment           815,906                749,684
Tractors                          173,346                141,225
Office furniture                  247,706                280,673
Automobiles                       164,481                118,174
                             ____________            ____________

                                3,047,278              2,861,143
Accumulated depreciation         (496,403)              (326,977)
                             ____________           _____________

                             $  2,550,875            $ 2,534,166
                            =============           =============

NOTE D-INVENTORIES

Inventories consist of the following at December 30, 1994 and December 31, 1993:

                                   1994                    1993

Mobile homes in process     $    129,410              $  120,100
Raw materials, parts, and
 accessories                   1,260,016                 735,844
                            ____________            ____________

                            $  1,389,426              $  855,944
                            ============            ============


NOTE E-CAPITALIZED LEASE OBLIGATIONS

Capitalized lease obligations consist of the following at December 30, 1994 and December 31, 1993:


                                   1994                    1993

Capitalized lease obligation
to the Industrial Development
Board of Boaz (South Trust
Bank) in monthly installments
of $14,433 including principal
and interest at prime
maturing October, 2003.       $  1,125,966             $1,284,092

Capitalized lease obligation
to the Industrial Development
Board of Boaz (South Trust
Bank) in monthly installments
of $2,561 including principal
and interest at prime
maturing January, 2004.            106,181                130,101
                               ____________         _____________

                                 1,232,147              1,414,193

  Less Current Portion             105,953                122,448
                               ____________         _____________

                              $  1,126,194           $  1,291,745
                               ============          ============

South Trust Bank's prime lending rate at December 30, 1994 was
8.5%.

Maturities on capital leases for the next five years are as follows:

                      1995                     $    105,953

                      1996                          114,371

                      1997                          123,461

                      1998                          133,271

                      1999                          143,862

                Thereafter                          611,229
                                                ____________

                     Total                    $   1,232,147
                                                ============

These leases are secured by substantially all property, plant and equipment of the Company.


NOTE F-ACCRUED WARRANTY EXPENSE

As of the balance sheet date, the Company had a total accrued warranty expense provision of $800,000. This amount is provided for pursuant to the asset purchase agreement (Note L) between the Company and Champion Enterprises, Inc.

NOTE G-COMMITMENTS AND CONTINGENCIES

The Company is contingently liable for nonpayment by dealers of coaches financed by various financial institutions. Chandeleur Homes, Inc. must repurchase the coaches if the dealers are unable to repay their obligation to the financial institutions. The coaches are then owned by Chandeleur Homes and may be refurbished, if necessary, for resale. The amount of loss on repurchased coaches for 1994 and 1993 is $0.

NOTE H-CONCENTRATION OF CREDIT RISK

The Company maintains its cash accounts with financial institutions located in the state of Alabama. Accounts are guaranteed by the Federal Deposit Insurance Corporation
(F.D.I.C.) up to $100,000 at each institution. A summary of the total insured and uninsured cash balances follows:


                                   1994                  1993

Total cash held in Alabama
   financial institutions     $  5,495,384          $  2,076,264
Portion insured by F.D.I.C.        300,000               218,862
                               ____________         _____________
Uninsured cash balances       $  5,195,384          $  1,857,402
                               ============         =============


NOTE I-RELATED PARTY TRANSACTIONS

The Company made sales of $2,648,909 and $1,668,075 in 1994 and 1993 to a business owned by a major stockholder. All sales were made at arms length. Accounts receivable associated with these related party sales were $44,689 and $70,840 at December 30, 1994 and December 31, 1993, respectively (Note B).

NOTE J-COMMON CONTROL

The Company's stockholders collectively own 62.25% of the outstanding stock of Crestridge Homes, Inc. (Crestridge), a mobile home manufacturer, located in Breckenridge, Texas. There were no material transactions between the Company and Crestridge.

NOTE K-DIVIDENDS DECLARED

Pursuant to the Asset Purchase Agreement (Note L) dated January
5, 1995, the Board has declared a dividend of $3,542,904, thereby maintaining a minimum required preacquisition capital level of $1,975,000.

NOTE L-SUBSEQUENT EVENT

On January 5, 1995, the stockholders of the Company and the management of Champion Enterprises, Inc. (Champion) executed an Asset Purchase Agreement pursuant to which Champion agreed to acquire 100 percent of the assets and certain of the liabilities of the Company and Crestridge Homes, Inc. (Note J). Consummation of the agreement occurred on February 3, 1995.

                                      CREST RIDGE HOMES, INC.

                                    AUDITED FINANCIAL STATEMENTS



                                   December 31, 1994 and 1993

CREST RIDGE HOMES, INC.
AUDITED FINANCIAL STATEMENTS
TABLE OF CONTENTS



Independent Auditor's Report                       1

Balance Sheet                                      2

Statement of Income and Retained Earnings          3

Statement of Cash Flows                            4

Notes to Financial Statements                      5

DAVID L. DUGGAN, CPA
Member - American Institute
of Certified Public Accountants;
Texas Society of Certified
Public Accountants

1612 W. Walker, P.O. Box 1638
Breckenridge, Texas 76424
Tel: (817) 559-8218
Fax: (817) 559-8210

To The Stockholders
Crest Ridge Homes, Inc.
Breckenridge, Texas

I have audited the accompanying balance sheets of Crest Ridge Homes, Inc. (a S corporation) as of December 31, 1994 and 1993, and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above presently fairly, in all material respects, the financial position of Crest Ridge Homes, Inc. as of December 31, 1994 and 1993, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/David L. Duggan, CPA

January 29, 1995

CREST RIDGE HOMES, INC.
BALANCE SHEETS
December 31, 1994 and 1993

ASSETS
                                   1994                  1993

CURRENT ASSETS
  Cash                         $2,377,490            $1,524,361
  Accounts receivable-trade       938,943               327,373
  Stock subscriptions receivable     -                   82,327
  Inventories                     572,189               388,547
  Other current assets             32,791                15,286
                                __________            __________
    TOTAL CURRENT ASSETS        3,921,413             2,337,894

PROPERTY AND EQUIPMENT
  Land & land improvements        260,708               221,886
  Building improvements           144,878               124,598
  Machinery and equipment         467,348               343,950
  Trucks, autos, tractors &
    lift trucks                    87,332                60,547
  Office furniture and equipment  103,761                47,862
                                __________            __________
                                1,064,027               798,843
  Accumulated depreciation        111,542                48,890
                                __________            __________
                                  952,485               749,953
                                __________            __________
    TOTAL ASSETS               $4,873,898            $3,087,847
                                ==========            ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Short-term notes payable
  & current portion of
  long-term debt               $    6,001            $    5,513
  Accounts payable-trade          937,212               511,665
  Sales tax payable                60,727                33,250
  State dues payable               14,700                10,400
  Services fees payable             4,600                29,503
  Accrued liabilities           2,535,371               749,248
  Deferred sales revenue            5,640                59,130
                                __________            __________
TOTAL CURRENT LIABILITIES       3,564,251             1,398,709

LONG-TERM LIABILITIES
  Long-term debt, net of current
    portion                       134,647               140,648

STOCKHOLDERS' EQUITY
  Common stock, $1 par value,
    1,000 shares authorized,
    issued and outstanding          1,000                 1,000
  Additional paid-in capital      558,000               539,000
  Capital stock subscribed           -                   19,000
  Retained earnings               616,000               989,490
                                __________            __________
                                1,175,000             1,548,490
    TOTAL LIABILITIES &
      STOCKHOLDERS' EQUITY     $4,873,898            $3,087,847
                                ==========            ==========
The accompany notes are an integral part of this statement.

CREST RIDGE HOMES, INC.
STATEMENTS OF INCOME AND RETAINED EARNINGS
For The Years Ended December 31, 1994 and 1993


                                   1994                 1993
INCOME
  Sales (net of allowances)    $29,807,239           $17,321,006

COST OF GOODS SOLD
  Material                      18,894,193            10,840,399
  Labor                          3,310,695             1,973,847
  Direct manufacturing           2,112,907             1,081,656
                                ___________          ___________
                                24,317,795            13,895,902

    NET OPERATING INCOME         5,489,444             3,425,104

DIRECT EXPENSE
  Selling                          322,380               168,740
  Transportation                   (22,161)               (9,827)
  Warranty service                 580,690               370,118
                                 ___________          ___________
                                   880,909               529,031

    GROSS PROFIT                 4,608,535             2,896,073

OTHER EXPENSE
  Fixed manufacturing              618,955               463,929
  Selling & administrative         143,087               160,162
  General & administrative         946,851               660,992
  Other income & expense          (143,329)             (103,425)
                                ___________           ___________
                                 1,565,564             1,181,658

    NET INCOME (LOSS)            3,042,971             1,714,415

    Less:  stockholder
     distributions              (3,416,461)             (552,605)

    RETAINED EARNINGS, BEGINNING   989,490              (172,320)
                                ___________           ___________

    RETAINED EARNINGS, ENDING  $   616,000           $   989,490
                                ===========           ===========


The accompanying notes are an integral part of this statement.

CREST RIDGE HOMES, INC.
STATEMENTS OF CASH FLOWS
For The Years Ended December 31, 1994 and 1993


                                   1994                  1993
CASH FLOWS FROM OPERATING
ACTIVITIES
  Net income (loss)            $3,042,971             $1,714,415
  Adjustments to reconcile net
    income to cash provided by
    operating activities:
    Depreciation                   62,652                 41,008
    (Increase) decrease in
      accounts receivable-trade  (605,930)                 4,376
    (Increase) decrease in stock
      subscription receivable      82,327                (63,327)
    (Increase) decrease in
      inventories                (183,642)              (104,430)
    (Increase) decrease in
      other current assets        (17,505)                (4,050)
    Increase (decrease) in
      accounts payable-trade      425,547                (86,534)
    Increase (decrease) in
      accounts payable-other        6,874                 38,206
    Increase (decrease) in
      accrued liabilities       1,786,123                694,644
    Increase (decrease) in
      deferred sales revenue      (59,130)                59,130
                                __________             __________
    Net cash provided by
       operating activities     4,540,287              2,293,438

CASH FLOWS PROVIDED BY
  (USED FOR) INVESTING
  ACTIVITIES
  Purchase of land and
  building improvements           (59,102)              (142,696)
  Purchase of machinery and
    equipment                    (123,398)               (66,864)
  Purchase of trucks &
    automobiles                      -                    (7,000)
  Purchase of tractors
    and lift trucks               (26,785)                  -
  Purchase of furniture
    and fixtures                  (55,899)               (10,220)
                                __________             __________
   Net cash used for
    investing activities         (265,184)              (226,780)

CASH FLOWS PROVIDED BY
  (USED FOR) FINANCING
  ACTIVITIES
  Principal payments on debt       (5,513)              (368,520)
  Distributions to
    stockholders               (3,416,461)              (552,605)
                                __________             __________
   Net cash used for
     financing activities      (3,421,974)              (921,125)

      NET INCREASE IN CASH        853,129              1,145,533

CASH BALANCE
  BEGINNING OF PERIOD           1,524,361                378,828
                               __________              __________
    CASH AT END OF PERIOD      $2,377,490             $1,524,361
                               ==========              ==========
Total Interest Expense         $   12,212             $   24,406
                               ==========              ==========
The accompanying notes are an integral part of this statement.

CREST RIDGE HOMES, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 1994 and 1993

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Crest Ridge
Homes, Inc. (the Company) is presented to assist in understanding the Company's financial statements. These accounting policies conform to generally accepted accounting principles.

Business Activity

The Company was organized under the laws of the State of Texas and maintains its headquarters in Texas. The Company manufactures mobile homes which are sold to home dealers in the southwest. No products are manufactured which have not been ordered by dealers thereby eliminating finished product inventory at the end of the accounting period.

Inventories

Inventories consist of raw materials and homes in process. Raw material inventories are stated at the lower of cost or market value using the first-in, first-out method. Inventories consist of the following classifications:

                                    12/31/94         12/31/93

         Raw Materials              $489,895         $309,217
         Work-in-Process              82,294           79,330
                                    ________         ________

         Total Inventories          $572,189         $388,547
                                    ========         ========

Property and Equipment

Property and equipment are carried at cost and is depreciated using the straight line method for financial statement reporting purposes using the following estimated useful lives:

                                    Years

         Buildings & improvements     32
         Land improvements            20
         Machinery & equipment        15
         Office furniture & equipment 10
         Trucks & autos                5
         Tractors & lift trucks        5

Appropriate cost for improvements extending the life of assets are capitalized with repair and maintenance cost expensed. The provisions for depreciation are:

                                       12/31/94         12/31/93

         Building & improvements       $ 4,752          $ 2,218
         Land improvements               4,162            1,317
         Machinery & equipment          28,537           21,308
         Office furniture & equipment    9,476            4,094
         Trucks & autos                  2,152            1,361
         Tractors & lift trucks         13,573           10,710
                                       _______           _______

         Total provisions              $62,652          $41,008
                                       =======           =======

Income Taxes

The stockholders have elected under the Internal Revenue Code to be an S corporation for federal income tax purposes. As a result of this election, the income or loss of the Company is passed through to the stockholders and taxed at the individual level. Therefore, there is no provision for federal income taxes in these financial statements.

NOTE B - CONCENTRATIONS OF CREDIT RISK

Cash Balances

The Company maintains its cash balances in one financial institution in Breckenridge, Texas. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. The
Company's uninsured cash balances totaled $2,277,490 and $1,383,237 as of December 31, 1994 and 1993 respectively.

Accounts Receivable

The Company has made arrangements with retailers for sales to be funded by an approved financial institution. Therefore, collections are made by third parties. The Company is contingently liable for nonpayment by retailers of homes floor-planned by these financial institutions. Crest Ridge Homes, Inc. must repurchase the homes if the retailer is in default. The homes would then be owned by Crest Ridge Homes, Inc. These repurchased homes would then be refurbished, if necessary, for resale. The Company has accrued $20,500 and $20,000 as repurchase loss as of December 31, 1994 and 1993 respectively. Actual losses which the Company would incur should all retailers default on their obligations is not determinable at year end.


NOTE C - ACCRUED LIABILITIES
Accrued liabilities at December 31, 1993 consisted of the following:


                                   12/31/94             12/31/93

         Accrued bonus             $166,523             $112,136
         Accrued sales commissions   22,450               12,642
         Accrued volume incentive   477,768              360,565
         Accrued warranty expense   300,000              135,000
         Accrued repurchase          20,500               20,000
         Accrued legal expense       10,000               15,000
         Accrued state franchise
           taxes                    135,525               78,250
         Accrued payroll             10,435               14,070
         Accrued holiday pay          4,938                1,585
         Accrued drug screen          7,225                  -
         Accrued employee welfare       500                  -
         Accrued stockholder
           dividends              1,379,507                  -
                                  __________             ________

                                 $2,535,371             $749,248
                                  ==========             ========

NOTE D - LONG-TERM DEBT

Long-term note payable at December 31, 1994 consist of the following:

Note payable to two stockholders, interest at 8.5%
with monthly principle payments beginning
April 1, 1993.  Secured by Warranty
Deed with Vendor's Lien.                                $140,648

Less current maturities                                    6,001
                                                         ________

Long-term portion                                       $134,647
                                                         ========

Maturities of long-term debt are as follows:

         Year Ending
         December 31                                   Amount

         1995                                        $  6,001
         1996                                           6,531
         1997                                           7,108
         1998                                           7,736
         1999                                           8,420
         Thereafter                                   104,852
                                                      ________

                                                     $140,648
                                                      ========



NOTE E - RELATED PARTY TRANSACTIONS

The Company is indebted to some of the stockholders who have made loans to the Company. Currently there is one note outstanding payable to two stockholders as described in note D above.

The Company purchases home furnishings from a manufacturing concern owned by a stockholder.

All related party transactions were consummated on terms equivalent to those that prevail in arm's length transactions.

NOTE F - BUY/SELL AGREEMENT

The Company and stockholders have entered into an agreement restricting the transfer of stock to any third party without first offering the shares to the Company or other stockholders. The agreement is not intended to prevent the stockholder from transferring the stock to immediate family members.

NOTE G - OTHER FINANCIAL INFORMATION

Certain disclosures relating to the statement of income and retained earnings is as follows:


                                   12/31/94           12/31/93

         Interest expense          $ 12,212           $ 24,406
                                   _________           ________

         Other (income) and expense:
           Scrap sales             $(11,187)          $ (5,634)
           Interest income          (54,240)           (21,614)
           Miscellaneous income     (82,393)          (101,231)
           Misc. tool sales         (11,040)              -
           Misc. expense                500                648
           Interest long-term debt   12,212             10,936
           Interest - other            -                13,470
           Uninsured losses           2,819               -
                                    ________           ________

                                   $143,329           $103,425
                                    ========           ========

The Company stockholders have elected to be treated as an S corporation under Internal Revenue Code. This election has been in effect since the Company began doing business and, therefore, retained earnings consist of accumulated adjustments and does not contain any other components of S corporation retained earnings as of the end of the year.

NOTE H - SUBSEQUENT EVENTS

The stockholders have tentatively agreed to sell all of the assets of the Company to a major corporation. The scheduled effective date of the transaction is February 3, 1995.

                                  CHAMPION ENTERPRISES, INC.,
                                    CHANDELEUR HOMES, INC.
                                             AND
                                    CREST RIDGE HOMES, INC.
                                PRO FORMA FINANCIAL INFORMATION

                                 Unaudited Pro Forma Combined
                                Balance Sheet and Notes Thereto

Set forth below are the respective historical balance sheets of Champion Enterprises, Inc. and subsidiaries (Champion), Chandeleur Homes, Inc. (CHI), Crest Ridge Homes, Inc. (CRHI) and the pro forma combined position at December 31, 1994. The presentation reflects (i) the purchase of all assets and the assumption of certain liabilities of CHI and CRHI and (ii) the combined purchase price of $48 million which was funded from available cash and bank borrowings. The pro forma combined balance sheet should be read in conjunction with the historical financial statements of Champion and the historical financial statements of both CHI and CRHI and the pro forma combined statement of operations included with this amendment. The pro forma financial statements include allocations of the purchase price to assets and liabilities based on a preliminary review of the respective fair values. Final allocations will be made based upon independent appraisals, valuations and other studies which will be conducted. The pro forma information set forth below is not necessarily indicative of the future financial position or the financial position that would have been reported had the transaction been completed on December 31, 1994.


CHAMPION ENTERPRISES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
DECEMBER 31, 1994
(In thousands)
                                                           ASSETS

                                                       Pro forma
                                                      adjustments        Proforma
                        Champion   CHI     CRHI    Debit      Credit     Combined
CURRENT ASSETS:
Cash, cash equivalents
 and short-term
 investments            $ 23,027  $ 5,495  $2,378  $23,200(A) $42,873(E) $ 11,227
Accounts receivable,
 trade                    24,277    1,602     939        0          0      26,818
Inventories               39,644    1,389     572        0          0      41,605
Deferred taxes and other  10,884       72      33      560(H)       0      11,549
                         ________ _______  ______   _______  ________    ________
Total Current Assets      97,832    8,558   3,922    23,760    42,873      91,199
                         ________ _______  ______   _______  ________    ________

PROPERTY AND EQUIPMENT,
 NET                      30,059    2,551     952         0         0      33,562

GOODWILL                  37,076        0       0    45,103(I)      0      82,179

OTHER ASSETS               6,263        0       0       755(B)      0       7,018
                        ________  _______  ______   _______   _______    ________
                        $171,230  $11,109  $4,874   $69,618   $42,873    $213,958
                        ========  =======  ======   =======   =======    ========


                                    LIABILITIES AND SHAREHOLDERS' EQUITY



CURRENT LIABILITIES:
Notes payable to bank        $0       $0       $0 $ 2,950(F) $23,200(C) $ 20,250
Accounts payable         29,098    1,272      937       0          0      31,307
Other accrued
 liabilities             49,981    6,736    2,627   4,923(G)   3,968(D)   58,389
                         _______   ______   _____   _______    _____      ______

Total current
 liabilities             79,079    8,008    3,564   7,873     27,168     109,946
                        ________  _______  _______  ______    _______    ________

OTHER LONG-TERM
 LIABILITIES             12,857    1,126      135       0     10,600(J)   24,718

SHAREHOLDERS' EQUITY:
Common Stock              7,553        1        1       2(K)       0       7,553
Capital in excess
 of par value            36,981      504      558   1,062(L)       0      36,981
Retained earnings        35,829    1,470      616   2,086(M)       0      35,829
Foreign currency
 translation
  adjustment             (1,069)       0        0       0          0      (1,069)
                       ________    _______  _______ _____    _______    ________
                         79,294    1,975    1,175   3,150          0      79,294
                        ________  _______  _______ _______   _______    ________
                       $171,230   $11,109  $4,874 $11,023    $37,768    $213,958
                       ========  =======   ======= =======   =======    ========

Notes to Unaudited Pro Forma Consolidated Balance Sheet

Note 1: Pro forma Adjustments to the Balance Sheet

  The total purchase price and fair value of net assets acquired at December 31, 1994 to record the acquisition of CHI and CRHI are summarized as follows (in thousands):

Purchase price                                       $46,900
Estimated acquisition and other costs                    355
Additional employee costs                                598
Adjustments to conform accounting policies
        Additional warranty obligation    $ 1,200
        Additional environmental reserve      500
        To record net deferred tax assets  (1,300)
                                           ________
        Total adjustments                                400
                                                      _______
                                                     $48,253
                                                     =======

 Net assets acquired:
        Fair value of net assets of CHI and CRHI $3,150 Excess of purchase price over the fair value of net assets acquired, recorded
         as goodwill                                  45,103
                                                     _______
                                                     $48,253
                                                     =======


1. To record the borrowing of funds to finance the CHI and CRHI acquisitions:
                                                       DR(CR)

   Cash                                             $ 23,200 (A)
   Other assets (bank fees)                               15 (B)
   Notes payable to bank                             (23,200)(C)
   Other accrued liabilities                             (15)(D)
                                                      _______
                                                          $0
                                                      =======

2. To record the retirement of CHI and CRHI accrued liabilities and reduce debt by cash received:

   Cash                                              ($7,873)(E)
   Notes payable to bank                               2,950 (F)
   Other accrued liabilities                           4,923 (G)
                                                      _______
                                                          $0
                                                      =======


3. To record acquisition of CHI and CRHI and eliminate CHI's and CRHI's shareholders' equity:
    Cash (purchase of CHI and CRHI assets)          ($35,000) (E)
    Deferred taxes and other (record
      short-term deferred tax asset)                     560  (H)
   Goodwill (excess of purchase price over fair
        value of CHI and CRHI net assets acquired)    45,103  (I)
    Other assets (record long-term deferred
        tax asset)                                       740  (B)
    Other accrued liabilities
           Deferred purchase price         ($3,000)
           Acquisition costs                  (355)
           Employee costs                     (598)
                                            _______
                                                      (3,953) (D)
    Other long-term liabilities
              Deferred purchase price       (8,900)
              Warranty obligations          (1,200)
              Environmental reserve           (500)
                                            _______
                                                     (10,600) (J)
       Common stock                                        2  (K)
       Paid in capital                                 1,062  (L)
       Retained earnings                               2,086  (M)
                                                     _______
                                                          $0
                                                     =======

                             CHAMPION ENTERPRISES, INC.,
                               CHANDELEUR HOMES, INC.
                                       AND
                               CREST RIDGE HOMES, INC.
                           PRO FORMA FINANCIAL INFORMATION

                             Unaudited Pro forma Combined
                       Statement of Operations and Notes Thereto

Set forth below are the respective historical results of operations of Champion Enterprises, Inc. and subsidiaries (Champion), Chandeleur Homes, Inc. (CHI), Crest Ridge Homes, Inc.
(CRHI) and the pro forma combined results of operations for the twelve months ended December 31, 1994, as if the transaction had been completed as of January 2, 1994. The presentation reflects the purchase of all assets and the assumption of certain liabilities of CHI and CRHI. The pro forma combined statement of operations should be read in conjunction with the historical financial statements of Champion and the historical financial statements of both CHI and CRHI and the pro forma combined balance sheet included with this amendment. The pro forma combined statement of operations is not necessarily indicative of future earnings or earnings that would have been reported for the period indicated had the transaction been completed at January 2, 1994.


CHAMPION ENTERPRISES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1994
(In thousands, except per share amounts)

                                                           Pro Forma    Pro Forma
                         Champion    CHI        CRHI      Adjustments    Combined

Net sales                $615,668    $65,957    $31,471         $0      $713,096
                         ________    _______    _______    ________      ________

Cost of products sold     531,696     55,629     27,058          0       614,383
Selling, general and
  administrative expense   47,271      3,544      1,412      1,129(A)     53,356
                           ______      _____      _____      _____        ______

                          578,967     59,173     28,470      1,129       667,739
                          _______     ______     ______      _____       _______

Operating income           36,701      6,784      3,001     (1,129)       45,357
Other income (expense):
 Interest income              966        135         54       (558)(B)       597
 Interest expense            (816)       (92)       (12)    (2,618)(C)    (3,538)
 Environmental reserve     (2,700)         0          0          0        (2,700)
 Other income (expense),
    net                       (61)         0          0          0           (61)
                           _______     _____      _____      ______       _______

Income from continuing
 operations before income
 taxes                     34,090      6,827      3,043     (4,305)       39,655
Income taxes                8,900          0          0      2,100(D)     11,000
                           ______      ______     _____      ______       ______
Income from continuing
 operations              $ 25,190    $ 6,827    $ 3,043    $(6,405)     $ 28,655
                           ======      ======     ======    =======       ======
Income from continuing
 operations per share       $3.26                            $0.43         $3.69
                            =====                            =====         =====
Weighted average shares
 outstanding                7,733                               24         7,757
                            =====                             =====       ======


Notes to Unaudited Pro Forma Consolidated Statement of Operations

Note 1: Pro forma Adjustments to Statement of Operations
(In thousands)                                            DR(CR)
1.  Amortization of goodwill over 40 years              $1,129(A)

2.  To adjust interest income to record the
 use of cash to purchase CHI and CRHI                      558(B)

3.  To adjust interest expense for borrowings
 to fund CHI and CRHI acquisitions                       2,618(C)
                                                         ______
Total adjustments to income from continuing
 operations before income taxes                          4,305

4.  To accrue income taxes on CHI and CRHI income
 and record tax benefit of pro forma
   adjustments                                           2,100(D)
                                                         _____


Total adjustments to Statement of Operations            $6,405
                                                         ======

Note 2: Income Taxes

The pro forma provision for income taxes has been calculated on a consolidated basis as if the transaction had been completed on January 2, 1994. The difference between taxes provided for financial reporting purposes and expected charges at the statutory rate is principally due to net operating loss carryforwards partially offset by tax charges at profitable foreign operations.

On a fully-taxed basis the pro forma tax provision would have been $15.9 million and income from continuing operations would have been $23.8 million ($3.06 per share).

Note 3: Earnings Per Share

Pro forma earnings per share is based on the average number of shares outstanding during the period including options issued to CHI and CRHI executives under stock option agreements entered into upon the acquisitions.

Note 4: Reclassifications

CHI's and CRHI's delivery reimbursement revenue and delivery expenses have been reclassified to sales and cost of goods sold, respectively, from selling, general, and administrative expenses to conform with Champion's classification of these items. Other expenses have also been reclassified for conformity purposes.